                                                                    EXHIBIT 23.1

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Plan Committee
Westcorp Employee Stock Ownership and
  Salary Savings Plan


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 51-0308535) pertaining to the Employee Stock Ownership and Salary Savings Plan of Westcorp of our report dated June 8, 2001 with respect to the financial statements and supplemental schedule of the Westcorp Employee Stock Ownership and Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                 /s/ ERNST & YOUNG LLP


Los Angeles, California
June 26, 2001